UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2007

USA TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Pennsylvania	33-70992	23-2679963
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

610-989-0340
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.

(a) On Ocobter 10, 2007, USA Technologies, Inc. was notified that the partners of Goldstein Golub Kessler LLP (“GGK”) became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement. On November 9, 2007, the Company was informed that GGK’s position as the independent registered public accounting firm for the Company would cease upon completion of its procedures regarding the following: (i) the Form 10-Q of the Company for the quarter ending September 30, 2007; and (ii) the Form S-1 of the Company to be filed no later than November 16, 2007. These procedures were completed by GGK on November 16, 2007.

The audit reports issued by GGK on the consolidated financial statements of the Company for the fiscal years ended June 30, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended June 30, 2006 included an emphasis paragraph relating to uncertainty as to the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2007 and 2006, and through November 16, 2007, there were no disagreements with GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to GGK's satisfaction, would have caused GGK to make reference to the subject matter of the disagreements in its reports on the Company's consolidated financial statements for such fiscal years.

During the fiscal years ended June 30, 2007 and 2006, and through November 16, 2007, there have been no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GGK with a copy of the disclosure in this Form 8-K and has requested that GGK furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not GGK agrees with the Company’s statements in this Item 4.01 (a). A copy of the letter dated November 16, 2007 furnished by GGK in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) The Company has appointed McGladrey & Pullen, LLP (“M&P”) as its independent registered public accounting firm effective November 16, 2007. The Audit Committee of the Board of Directors of the Company approved the decision.

During the fiscal years ended June 30, 2007 and 2006, and through November 16, 2007, neither the Company nor someone on its behalf consulted with M&P regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and M&P did not provide either a written report or oral advice to the Company that M&P concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01

(c) Financial Statements and Exhibits

The following Exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibit

16.1	Letter of GGK dated November 16, 2007,
regarding change in certifying accountant

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By: /s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: November 16, 2007

Index to Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter of GGK dated November 16, 2007,
regarding change in certifying accountant